EXHIBIT (h)

                            Participation Agreements:

                   1.  AIM Variable Insurance Funds
                   2.  American Century Investments
                   3.  Calvert Variable Series, Inc.
                   4.  Summit Mutual Funds, Inc.
                   5.  T. Rowe Price Equity Series, Inc.
                   6.  Third Avenue Variable Series Trust